UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2008

AMERICAN COMMUNITY NEWSPAPERS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32549	20-2521288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14875 Landmark Blvd., Suite 110, Addison, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 628-4080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On July 2, 2007, pursuant to a credit agreement, dated as of June 29, 2007, with the Bank of Montreal, Chicago Branch, as administrative agent (“Agent”), and the lenders identified therein, American Community Newspapers Inc. (“Company”) obtained a $125 million secured credit facility (“Senior Credit Facility”), comprised of a revolving loan of up to $20 million and two term loans, one in the amount of $35 million (“Term A Loan”) and one in the amount of $70 million (“Term B Loan”).
     Pursuant to the Senior Credit Facility, on September 30, 2008, the Company was obligated to make principal payments in the amount of $875,000 on the Term A Loan and $175,000 on the Term B Loan, or an aggregate of $1,050,000. The Company did not make such principal payments, which constitutes an event of default under the Senior Credit Facility. The Agent has notified the Company that, in accordance with the terms of the Senior Credit Facility, it intends to impose the default interest rate, which is 2% per annum in excess of the interest rate that is otherwise payable, on the loans under the Senior Credit Facility.
     As of August 13, 2008, as previously reported in its Current Report on Form 8-K, filed on August 21, 2008, the Company has been in violation of a financial covenant under the Senior Credit Facility that requires the Company to maintain a consolidated total debt leverage ratio (as defined in the facility) below a specified maximum. Violation of the financial covenant also constitutes an event of default under the Senior Credit Facility.
     While we do not expect the Company’s lenders to immediately terminate the Senior Credit Facility or demand immediate repayment of outstanding debt and payment of accrued interest thereon, as a result of the aforementioned events of default, the lenders have the right to do so. We are in continuing discussions with the Company’s lenders concerning the aforementioned events of default.
     Statements made in this Current Report, other than those concerning historical financial information, may be considered forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the results of continued negotiations with the Company’s lenders. Please refer to the Company’s Securities and Exchange Commission filings for further information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 1, 2008

AMERICAN COMMUNITY NEWSPAPERS INC.
By:	/s/ Eugene M. Carr
	Name:	Eugene M. Carr
	Title:	Chairman, President and Chief Executive Officer

3